Exhibit 99.1

FOR IMMEDIATE RELEASE

HarborOne Bancorp, Inc. Announces Receipt of Regulatory Approvals and Expected Closing Date

BROCKTON, MA — August 13, 2019 — HarborOne Bancorp, Inc. (the “Company”)(NASDAQ: HONE), the stock holding company of HarborOne Bank (the “Bank”), announced today that it has received all required regulatory approvals for the conversion of HarborOne Mutual Bancshares (the “MHC”) from the mutual holding company to the stock holding company form of organization (the “Conversion”).  The closing of the Conversion and the related subscription and community offerings of the common stock of HarborOne NorthEast Bancorp, Inc. (“New HarborOne”), a newly formed corporation that is the proposed successor holding company of the Bank, is expected to occur at the close of business on August 14, 2019, subject to customary closing conditions.  The Company’s stock is expected to cease trading at the close of business on August 14, 2019.  New HarborOne’s common stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “HONE” beginning on August 15, 2019.

The Company also announced that New HarborOne is expected to sell 31,036,812 shares of its common stock at $10.00 per share, for gross proceeds of approximately $310.4 million, in its subscription and community offerings. As part of the Conversion, each existing share of the Company’s common stock held by public shareholders other than the MHC will be converted into the right to receive 1.7954 shares of New HarborOne common stock; cash will be paid in lieu of any fractional shares.

The offering was oversubscribed in the community offering; accordingly, shares will be allocated in accordance with the terms of the Plan of Conversion of the MHC (the “Plan”), as described in the prospectus.  Eligible depositors of the Bank (i.e., those depositors having a qualifying deposit as of February 28, 2018, or June 30, 2018), who subscribed for shares in the subscription offering will have all valid orders filled in full.  The Bank’s employee stock ownership plan will also have its order filled in full, and will purchase 2,482,945 shares in the offering.  Natural persons residing in the local communities of Massachusetts and Rhode Island specified in the Plan who placed orders in the community offering were granted a first preference under the Plan and will have all valid orders filled in full.  Other members of the general public who placed orders in the community offering were granted a second preference under the Plan and will have all valid orders filled in accordance with the allocation procedures set forth in the Plan, which will result in some orders being only partially filled.

Persons wishing to confirm their allocations may contact the stock information center at (508) 895-1015.  The stock information center will be open for this purpose on Wednesday, August 14, 2019, from 9:00 a.m. until 6:00 p.m., Eastern Time, and for the rest of the week during normal business hours.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund of the Cooperative Central Bank.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island with 24 full-service branches located in Massachusetts and Rhode Island, one limited-service bank office, and a commercial lending office in each of Boston, Massachusetts, and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a wholly owned subsidiary of the Bank, is a residential mortgage company headquartered in New Hampshire that maintains more than 30 offices in Massachusetts, Rhode Island, New Hampshire, Maine and New Jersey, and is also licensed to lend in four additional states.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity breaches, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Contact: Linda Simmons, SVP, CFO (508) 895-1379